Exhibit 99.1

PAE Reports Third-Quarter 2021 Financial Results

Highlights

•Third-quarter revenue of $689.5 million
•Third-quarter operating income of $26.0 million
•Third-quarter net income of $29.8 million
•Third-quarter adjusted EBITDA1 of $50.8 million (margin of 7.4%1 of revenue)
•Third-quarter cash flow provided by operations of $56.3 million
•Third-quarter net bookings of $1.1 billion (1.7x book-to-bill); $2.7 billion for the trailing 12 months (0.9x book-to-bill), excluding the de-obligations associated with the Afghanistan demobilization

FALLS CHURCH, Va., November 4, 2021 — PAE Incorporated (“PAE” or the “Company”) (NASDAQ: PAE, PAEWW) today announced third-quarter 2021 financial and operating results.

CEO Commentary

PAE Interim President and CEO Charlie Peiffer said, “We demonstrated resilience, delivering strong adjusted EBITDA and margins with solid cash flow generation, despite a $69 million negative revenue impact from the Afghanistan demobilization during the quarter. Moreover, we were pleased with our contract award activity, delivering a 1.7x book-to-bill in the third quarter, excluding the backlog de-obligations associated with the Afghanistan demobilization.”

Third-Quarter 2021 Results

Revenues for the quarter of $689.5 million increased $23.3 million, or 3.5%, compared to the prior year period. The increase was attributable to recent acquisitions and a net increase in program volume and new business, partially offset by an impact of $69.1 million from the Afghanistan demobilization.

Operating income for the quarter was $26.0 million, compared with operating income of $28.5 million in the prior year period. The decrease resulted from higher selling, general and administrative expenses and increased amortization of intangible assets, which decrease was partially offset by higher revenue volume.

The net income attributed to PAE for the quarter was $29.8 million, or $0.31 per diluted share, compared with net income of approximately $15.3 million, or $0.16 per diluted share in the prior year period. The improvement in net income for the third quarter of 2021 was primarily driven by changes in fair value of the warrants, which increase was partially offset by the factors impacting operating income.

Adjusted EBITDA for the quarter was $50.8 million, or 7.4% of revenue, compared to $46.2 million, or 6.9% of revenue, in the prior year period. Adjusted EBITDA and margins increased due to higher revenue volume and improved program performance.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. A reconciliation of adjusted EBITDA and adjusted EBITDA margin to their most directly comparable GAAP financial measure, net income (loss), and a discussion of Adjusted EBITDA, Adjusted EBITDA margin and other non-GAAP financial measures, is contained in the “Non-GAAP Financial Measures” section of this release.

Global Mission Services

GMS revenues for the quarter of $448.1 million decreased $73.3 million, or about 14.1%, compared to the prior year period. The decrease was attributable to a $59.9 million impact from the Afghanistan demobilization and a $13.4 million reduction in contract volume, net of new business revenue.

GMS operating income for the quarter was $20.5 million, compared to $31.4 million in the prior-year period. The decrease was driven by higher selling, general and administrative expenses and lower revenue volume.

GMS adjusted operating income2 for the quarter was $28.5 million, or 6.4% of revenue, compared to $35.7 million, or an operating margin of 6.8% of revenue, in the prior year period. The reduction in GMS adjusted operating income and margins2 was driven by higher selling, general and administrative expenses and lower revenue volume.

National Security Solutions

NSS revenues for the quarter of $241.4 million increased $96.5 million, or 66.6%, compared to the prior year period. The increase was attributable to recent acquisitions and increases in contract volume on existing programs, partially offset by a $9.2 million decrease from the Afghanistan demobilization.

NSS operating income for the quarter was $13.1 million, compared to $5.7 million in the prior year period. The increase resulted from higher revenue volume and improved program performance, which increase was partially offset by higher selling, general and administrative expenses.

NSS adjusted operating income3 for the quarter was $22.3 million, or 9.2% of revenue, compared to $10.5 million, or 7.3% of revenue, in the prior year period. The variances in NSS adjusted operating income and margins were driven by the increase in revenue volume and program performance, which increases were partially offset by higher selling, general and administrative expenses.

Cash Flow Summary

Net cash provided by operating activities for the quarter of $56.3 million increased $19.7 million over the prior year period, driven primarily by higher cash collections and increases in customer advances and billings in excess of costs in the current period.

As of September 26, 2021, PAE had cash and cash equivalents totaling $157.3 million and had no outstanding borrowings on its senior secured revolving credit facility.

Business Development Highlights and Contract Awards

Net bookings totaled $1.1 billion in the third quarter and $2.7 billion over the trailing 12 months, representing a book to bill ratio of 1.7x and 0.9x for the third quarter and trailing 12 months, respectively, excluding the backlog de-obligations associated with the Afghanistan demobilization.
2 GMS adjusted operating income and adjusted operating income margin are non-GAAP financial measures. A reconciliation of GMS adjusted operating income and adjusted operating income margin to their most directly comparable GAAP financial measure, GMS operating income (loss), is contained in the “Non-GAAP Financial Measures” section of this release.
3 NSS adjusted operating income and adjusted operating income margin are non-GAAP financial measures. A reconciliation of NSS adjusted operating income and adjusted operating income margin to their most directly comparable GAAP financial measure, NSS operating income (loss), is contained in the “Non-GAAP Financial Measures” section of this release.

Notable third quarter awards received include:

Notable New Business Awards:

•Kirtland Air Force Base: GMS was awarded a task order valued at approximately $84 million to support helicopter maintenance for training missions with the Air Education and Training Command at Kirtland Air Force Base in Albuquerque, New Mexico.

•DIA SIA 3 SB: DRI Predictive Analysis: NSS was awarded an approximate $16 million contract providing analytic teams with cross-functional expertise including all-source intelligence analysis.

Notable Recompete Awards:

•NASA Johnson Space Center: GMS was awarded a contract by the National Aeronautics and Space Administration, valued at $402 million if all options are exercised, to provide a wide range of facility support services at Lyndon B. Johnson Space Center.

•USAID Bureau for Humanitarian Assistance: GMS was awarded a task order, valued at approximately $178 million to provide comprehensive support services including the administration of grants, cooperative and interagency agreements, the recruitment and administration of U.S. Personal Services Contracts, field and information support services, staff training and support for capacity-building activities.

•USPS Los Angeles Mail Transport Equipment Service Center: NSS was awarded a contract valued at approximately $64 million to include the processing and management of mail transport equipment used to enclose and transport mail. MTESCs throughout the United States manage and ship transport equipment to USPS and USPS customer facilities.

Notable IDIQ Awards:

•USAID Global Architect-Engineer Services III: GMS won a seat on the 7-year, $800 million Global Architect-Engineer Services III contract by the United States Agency for International Development to support infrastructure activities for the agency's Bureau for Development, Democracy and Innovation.

The Company’s backlog at the end of the quarter was $7.5 billion, which reflects approximately $0.4 billion of de-obligations associated with the Afghanistan demobilization. Approximately $801 million of the Company's backlog was funded at the end of the quarter.

Subsequent Events

On October 25, 2021, PAE Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Amentum Merger Agreement”) with Amentum Government Services Holdings LLC (“Parent” or "Amentum") and Pinnacle Virginia Merger Sub Inc. and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company of the Merger and an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). Pursuant to the terms and conditions set forth in the Amentum Merger Agreement, at the effective time of the merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 of the Company, outstanding as of immediately prior to the Effective Time will automatically be canceled, extinguished and converted into the right to receive an amount equal to $10.05 in cash per share, net any applicable withholding and without interest. The Amentum Merger Agreement prohibits the Company and its advisors and representatives from soliciting, encouraging, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. However, during the period beginning on October 25, 2021 and continuing until November 29, 2021 (the “Go-Shop Period”), the Company is permitted to take such actions with respect to certain competing acquisition proposals. At the end of the Go-Shop Period, the Company will cease such activities and will be subject to customary “no shop” restrictions on its ability to solicit third party proposals relating to competing acquisition proposals or to provide information to and engage in discussions with certain third parties. In the event the Amentum Merger Agreement is terminated by the Company in certain circumstances, the Company may be required to pay a termination fee of either $15.0 million or $30.0 million (including in order to enter into a definitive agreement with respect to a Company Superior Proposal) to the Parent. The termination rights of the parties to the Amentum Merger Agreement are subject to certain notice, cure and other rights.

Cancellation of Earnings Conference Call and Suspension of Guidance

As a result of the announced transaction with Amentum, PAE has cancelled its earnings conference call previously scheduled for today, November 4, 2021. In addition, the Company is suspending its financial guidance for the full year 2021 as a result of the pending transaction.

Forward-Looking Statements

This press release may contain a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to management’s assumptions, expectations, projections, intentions and/or beliefs about future events or occurrences, and include, but are not limited to, statements about PAE’s possible or assumed future results of operations and cash flows, financial results, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, potential impact of COVID-19, effects of regulation, backlog, estimation of resources for contracts, risks related to IDIQ contracts, risks related to integration of acquisitions, strategy for and management of growth, needs for additional capital, risks related to U.S. government contracting generally, including congressional approval of appropriations, and bid protests. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause actual results to differ include a loss of contracts with the U.S. federal government or its agencies or other state, local or foreign governments or agencies, including as a result of a reduction in government spending; service failures or failures to properly manage projects; issues that damage our professional reputation; disruptions in or changes to prices relating to our supply chain, including as a result of difficulties in the supplier qualification process; failures on the part of our subcontractors or joint venture partners to perform their contractual obligations; failures to maintain strong relationships with other contractors; the impact of a negative audit or other investigation; failure to comply with numerous laws and regulations regarding procurement, anti-bribery and organizational conflicts of interest; inability to comply with the laws and other security requirements governing access to classified information; inability to share information from classified contracts with investors; impact of implementing various data privacy and cybersecurity laws; costs and liabilities arising under various environmental laws and regulations; various claims, litigation and other disputes that could be resolved against PAE; delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; risks related to mergers and acquisitions, including our ability to realize the benefits of any such transactions in a manner consistent with our expectations and integration risks; risks from operating internationally; the effects of COVID-19 and other pandemics or health epidemics, including disruptions to our workforce and the impact on government spending; disruptions caused by natural or environmental disasters, terrorist activities or other events outside our control; issues arising from cybersecurity threats or intellectual property infringement claims; the loss of members of senior management; the inability to attract, train or retain employees with the requisite skills, experience and security clearances; the impact of the expiration of our collective bargaining agreements; the announced transaction with Amentum; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our reports filed with the Securities and Exchange Commission (“SEC”).

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

About PAE

For more than 66 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

For investor inquiries regarding PAE:

Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:

Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com

PAE Incorporated
Condensed Consolidated Statement of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Revenues	$689,514	$666,240	$2,185,279	$1,926,795
Cost of revenues	511,852	512,877	1,643,470	1,474,763
Selling, general and administrative expenses	140,170	119,168	428,237	361,945
Amortization of intangible assets	12,630	8,047	37,476	24,141
Total operating expenses	664,652	640,092	2,109,183	1,860,849
Program profit	24,862	26,148	76,096	65,946
Other operating income net	1,174	2,384	6,897	4,338
Operating income	26,036	28,532	82,993	70,284
Interest expense, net	(13,109)	(13,607)	(38,783)	(48,312)
Other income, net	16,399	5,000	17,533	15,645
Income before income taxes	29,326	19,925	61,743	37,617
Expense (benefit) from income taxes	1,495	4,194	6,730	(1,582)
Net income	27,831	15,731	55,013	39,199
Noncontrolling interest in earnings of ventures	(1,958)	413	(2,510)	1,344
Net income attributed to PAE Incorporated	$29,789	$15,318	$57,523	$37,855

Net income per share attributed to PAE Incorporated:
Basic	$0.32	$0.17	$0.62	$0.47
Diluted	$0.31	$0.16	$0.60	$0.46

Weighted average shares outstanding
Basic	93,122,414	92,070,306	92,949,301	81,323,258
Diluted	95,836,986	93,392,565	95,599,019	82,115,825

PAE Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value amounts)

	September 26,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$157,268	$85,908
Accounts receivable, net	524,707	585,511
Prepaid expenses and other current assets	63,043	61,607
Total current assets	745,018	733,026
Property and equipment, net	36,600	27,615
Investments	15,407	18,272
Goodwill	593,171	590,668
Intangible assets, net	220,734	258,210
Operating lease right-of-use assets, net	192,638	191,370
Other noncurrent assets	14,928	10,209
Total assets	$1,818,496	$1,829,370
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$124,959	$152,962
Accrued expenses	107,446	114,222
Customer advances and billings in excess of costs	106,221	106,475
Salaries, benefits and payroll taxes	153,229	145,186
Accrued taxes	12,132	15,582
Current portion of long-term debt, net	7,036	5,961
Operating lease liabilities, current portion	47,205	46,756
Other current liabilities	38,559	45,037
Total current liabilities	596,787	632,181
Deferred income taxes, net	11,006	4,389
Long-term debt, net	865,016	860,306
Long-term operating lease liabilities	150,280	145,569
Warrant liability	32,934	50,467
Other long-term liabilities	13,509	30,273
Total liabilities	1,669,532	1,723,185
Stockholders' equity:
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value per share: 210,000,000 shares authorized; 93,115,801 and 92,040,654 shares issued and outstanding as of June 27, 2021 and December 31, 2020, respectively	9	9
Additional paid-in capital	171,807	188,685
Accumulated deficit	(59,098)	(116,621)
Accumulated other comprehensive loss	1,230	1,876
Total PAE Incorporated stockholders' equity	113,948	73,949
Noncontrolling interests	35,016	32,236
Total liabilities and stockholders' equity	$1,818,496	$1,829,370

PAE Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended
	September 26,	September 27,
	2021	2020
Operating activities
Net income	$27,831	$15,731
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	3,021	2,191
Amortization of intangible assets	12,630	8,047
Amortization of debt issuance cost	815	1,739
Stock-based compensation	1,722	4,318
Net undistributed income from unconsolidated ventures	(2,057)	(1,794)
Deferred income taxes, net	692	2,066
Change in fair value of warranty liability	(16,400)	(5,000)
Other non-cash activities, net	(1,904)	(22)
Changes in operating assets and liabilities, net:
Accounts receivable, net	81,375	(13,084)
Accounts payable	(50,033)	33,399
Accrued expenses	(12,107)	(5,593)
Customer advances and billings in excess of costs	17,315	(10,359)
Salaries, benefits and payroll taxes	6,488	6,665
Prepaid expenses and other current assets	786	(1,277)
Other current and noncurrent liabilities	(20,148)	5,171
Investments	5,149	1,092
Other noncurrent assets	661	(5,697)
Accrued taxes	431	(1,057)
Net cash provided by operating activities	56,267	36,536
Investing activities
Expenditures for property and equipment	(5,177)	(1,031)
Proceeds from sales of property	4,964	—
Other investing activities, net	2,403	(109)
Net cash provided by (used in) investing activities	2,190	(1,140)
Financing activities
Net contributions from noncontrolling interests	2,437	145
Borrowings on long-term debt	111,627	266
Repayments on long-term debt	(110,825)	(7,720)
Recapitalization from merger with Gores Holdings III, Inc.	—	—
Payment of underwriting and transaction costs	—	—
Stock-based compensation tax withholding obligation	(159)	—
Other financing activities, net	825	—
Net cash provided by (used in) financing activities	3,905	(27,480)
Effect of exchange rate changes on cash and cash equivalents	196	(939)
Net increase in cash and cash equivalents	62,558	6,977
Cash and cash equivalents at beginning of period	94,710	138,469
Cash and cash equivalents at end of period	$157,268	$145,446

Supplemental cash flow information
Cash paid for interest	$12,202	$11,807
Cash paid for taxes	$2,070	$2,508

PAE Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended
	September 26,	September 27,
	2021	2020
Operating activities
Net income	$55,013	$39,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,768	7,263
Amortization of intangible assets	37,476	24,141
Amortization of debt issuance cost	2,387	9,560
Stock-based compensation	6,347	8,018
Net undistributed income from unconsolidated ventures	(8,625)	(3,533)
Deferred income taxes, net	7,249	(12,044)
Change in fair value of Warrant liability	(17,533)	(19,132)
Other non-cash activities, net	(2,714)	382
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	61,375	(3,477)
Accounts payable	(28,195)	15,852
Accrued expenses	(7,105)	4,252
Customer advances and billings in excess of costs	(256)	8,923
Salaries, benefits and payroll taxes	7,488	10,975
Prepaid expenses and other current assets	(2,124)	(2,118)
Other current and noncurrent liabilities	(19,620)	71
Investments	9,907	2,793
Other noncurrent assets	(5,576)	5,903
Accrued taxes	(3,458)	(4,904)
Net cash provided by operating activities	99,804	92,124
Investing activities
Expenditures for property and equipment	(19,577)	(2,628)
Proceeds from sales of property	5,195	—
Acquisition of Metis Solutions Corporation, net of acquired cash	(521)	—
Acquisition of CENTRA Technology Inc, net of acquired cash	(1,441)	—
Acquisition of noncontrolling interest	(14,308)	—
Other investing activities, net	2,030	(72)
Net cash used in investing activities	(28,622)	(2,700)
Financing activities
Net contributions from noncontrolling interests	2,927	2,095
Borrowings on long-term debt	237,010	60,734
Repayments on long-term debt	(233,409)	(212,184)
Payment of debt issuance costs	—	(964)
Recapitalization from merger with Gores Holdings III, Inc.	—	605,713
Payment of underwriting and transaction costs	—	(27,267)
Distribution to selling stockholders	—	(439,719)
Stock-based compensation tax withholding obligation	(5,818)	—
	—	(292)
Net cash provided by (used in) financing activities	710	(11,884)
Effect of exchange rate changes on cash and cash equivalents	(532)	(129)
Net increase in cash and cash equivalents	71,360	77,411
Cash and cash equivalents at beginning of period	85,908	68,035
Cash and cash equivalents at end of period	$157,268	$145,446
Supplemental cash flow information
Cash paid for interest	$40,048	$35,085
Cash paid for taxes	$9,343	$5,304

PAE INCORPORATED
SEGMENT DATA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Revenues
GMS	$448,078	$521,346	$1,480,982	$1,486,643
NSS	241,436	144,894	704,297	440,152
Consolidated revenues	$689,514	$666,240	$2,185,279	$1,926,795

Operating income
GMS	$20,459	$31,401	$73,673	$75,541
NSS	13,091	5,679	33,729	17,770
Corporate	(7,514)	(8,548)	(24,409)	(23,027)
Consolidated operating income	$26,036	$28,532	$82,993	$70,284

Amortization of intangible assets
GMS	$4,161	$4,115	$12,483	$12,346
NSS	8,469	3,932	24,993	11,795
Consolidated amortization of intangible assets	$12,630	$8,047	$37,476	$24,141

PAE INCORPORATED
BACKLOG
(in thousands)

	As of	As of
	September 26,	December 31,
	2021	2020
Global Mission Services:
Funded backlog	$387,927	$946,711
Unfunded backlog	4,496,641	4,445,442
Total GMS backlog	$4,884,568	$5,392,153

National Security Solutions:
Funded backlog	$412,866	$476,618
Unfunded backlog	2,238,612	2,046,634
Total NSS backlog	$2,651,478	$2,523,252

Total:
Funded backlog	$800,793	$1,423,329
Unfunded backlog	6,735,253	6,492,076
Total backlog	$7,536,046	$7,915,405

Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts and task orders as work is performed and excludes contract awards which have been protested by competitors until the protest is resolved in our favor. PAE segregates backlog into two categories, funded backlog and unfunded backlog.

Funded backlog refers to the value on contracts for which funding is appropriated less revenues previously recognized on these contracts.

Unfunded backlog represents the estimated future revenues to be earned from negotiated contracts for which funding has not been appropriated or authorized, and unexercised priced contract options. Unfunded backlog does not include any estimate of future potential task orders expected to be awarded under indefinite delivery, indefinite quantity contracts, U.S. General Services Administration schedules or other master agreement contract vehicles.

Non-GAAP Financial Measures

The Company uses EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating income per segment and adjusted operating income margin per segment as supplemental non-GAAP measures of performance. PAE defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA and adjusted operating income per segment exclude certain amounts included in EBITDA as provided in the reconciliations provided herein. Adjusted EBITDA is equal to the sum of adjusted operating income for each segment. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues expressed as a percentage and adjusted operating income margin is calculated as adjusted operating income divided by revenues expressed as a percentage.

For 2021 and 2020, the Company’s net income was impacted by certain events, as described in the footnotes to the reconciliation tables, that do not reflect the cost of our operations and which may affect the period-over-period assessment of operating results. The non-GAAP financial measures demonstrate the impact of these events.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. PAE believes these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill ratio in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts and task orders as work is performed and excludes contract awards which have been protested by competitors until the protest is resolved in our favor. Net bookings are an operational measure representing the change in backlog between reporting periods plus reported revenue for the period and book-to-bill ratio is an operational measure representing net bookings divided by reported revenues for the same period. We believe backlog, net bookings and book-to-bill ratio are useful metrics for investors because they are an important measure of business development performance and revenue growth. These metrics are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented.

Reconciliation of GAAP net income to Adjusted EBITDA, a non-GAAP Measure - Company
(in thousands)
	Three Months Ended			Nine Months Ended
	September 26,	September 27,		September 26,	September 27,
	2021	2020	Change	2021	2020	Change
Net income attributed to PAE Incorporated	$29,789	$15,318	$14,471	$57,523	$37,855	$19,668
Interest expense, net	13,109	13,607	(498)	38,783	48,312	(9,529)
Provision for taxes	1,495	4,194	(2,699)	6,730	(1,582)	8,312
Depreciation and amortization	15,651	10,239	5,412	45,244	31,405	13,839
M&A and Integration costs	4,416	2,642	1,774	8,864	25,870	(17,006)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	768	464	304	2,302	1,917	385
Non-cash items (2)	—	—	—	—	—	—
Equity based compensation (3)	1,194	4,039	(2,845)	6,750	7,558	(808)
Other (4)	(15,620)	(4,295)	(11,325)	(15,054)	(15,083)	29
Adjusted EBITDA	$50,802	$46,208	$4,594	$151,142	$136,251	$14,890
Adjusted EBITDA margin	7.4%	6.9%		6.9%	7.1%

Reconciliation of GAAP operating income to adjusted operating income, a non-GAAP Measure - GMS
(in thousands)
	Three Months Ended			Nine Months Ended
	September 26,	September 27,		September 26,	September 27,
	2021	2020	Change	2021	2020	Change
Operating income	$20,459	$31,401	$(10,942)	$73,673	$75,541	$(1,868)
Corp operating loss allocation (5)	(4,883)	(6,689)	1,806	(18,176)	(17,656)	(520)
Corp other income (loss) allocation (6)	10,657	3,913	6,744	11,554	10,870	684
Corporate NCI allocation	1,958	(471)	2,429	2,391	(1,498)	3,889
Depreciation and amortization	6,291	5,880	411	18,256	18,088	168
M&A and Integration costs	2,870	1,482	1,388	6,363	17,948	(11,585)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	499	363	136	1,708	1,497	211
Equity based compensation (3)	776	3,161	(2,385)	5,136	5,937	(801)
Other (4)	(10,151)	(3,361)	(6,790)	(10,066)	(10,297)	231
Adjusted operating income	$28,476	$35,679	$(7,203)	$90,839	$100,430	$(9,591)
Adjusted operating income margin	6.4%	6.8%		6.1%	6.8%

Reconciliation of GAAP operating income to adjusted operating income, a non-GAAP Measure - NSS
(in thousands)
	Three Months Ended			Nine Months Ended
	September 26,	September 27,		September 26,	September 27,
	2021	2020	Change	2021	2020	Change
Operating income	$13,091	$5,678	$7,413	$33,729	$17,770	$15,959
Corp operating loss allocation (5)	(2,631)	(1,859)	(772)	(6,234)	(5,370)	(864)
Corp other income (loss) allocation (6)	5,743	1,087	4,656	5,979	4,776	1,203
Corporate NCI allocation	—	58	(58)	119	154	(35)
Depreciation and amortization	9,361	4,359	5,002	26,988	13,317	13,671
M&A and Integration costs	1,546	1,160	386	2,501	7,923	(5,422)
Disposal of assets	—	—	—	—	—	—
Non-core expenses (1)	269	101	168	594	420	174
Non-cash items (2)	—	—	—	—	—	—
Equity based compensation (3)	418	878	(460)	1,614	1,621	(7)
Other (4)	(5,470)	(934)	(4,536)	(4,989)	(4,786)	(203)
Adjusted operating income	$22,327	$10,528	$11,799	$60,301	$35,825	$24,476
Adjusted operating income margin	9.2%	7.3%		8.6%	8.1%

(1) Non-core expenses include certain professional fees, gain/loss on disposal of fixed assets, settlements and certain severance costs.

(2) Non-cash items include idle facilities charges for facilities the Company no longer occupies, pension curtailment costs and unrealized FX gains/losses.

(3) Equity based compensation reflects costs associated with the issuance of restricted stock units and performance-based restricted stock units to PAE employees and independent directors.

(4) Other costs include adjustments to offset capitalized internal labor, state income taxes that were not captured in reported income tax expense and warrant-related expenses.

(5) Corporate operating loss allocation includes certain selling, general and administrative, depreciation and amortization costs that cannot be assigned to a specific segment; this cost is allocated based on proportionate segment revenues for the period in which the cost is incurred.

(6) Corporate other income (loss) allocation includes changes in the fair value of the warrants and transaction expenses allocated to the warrants.